MILLER NASH LLP
                                Attorneys at Law
                            3500 U.S. Bancorp Tower
                             111 S.W. Fifth Avenue
                          Portland, Oregon 97204-3699
                                 (503) 224-5858
                               (503) 224-0155 Fax

                                 April 19, 2000


West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon  97035

            Subject:   West Coast Bancorp Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by West Coast Bancorp, an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an additional 250,000 shares (the "Registered Shares") of the Company's common stock, no par value ("Common Stock"), to be issued in connection with the Company's 2000 Restricted Stock Plan (the "Plan").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

         Based on the foregoing, it is our opinion that, upon approval of the Plan by the Company's shareholders at its 2000 annual meeting on April 27, 2000, the Plan will have been duly adopted and approved by all necessary corporate action and, when the Registered Shares shall have been issued in accordance with the Plan following receipt of such shareholder approval, the Registered Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            MILLER NASH LLP